Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact Information:	Investor Contact Information:
Thermo Fisher Scientific Karen Kirkwood	Thermo Fisher Scientific Ken Apicerno
Phone: 781-622-1306	Phone: 781-622-1294
E-mail: karen.kirkwood@thermofisher.com	E-mail: ken.apicerno@thermofisher.com
Website: www.thermofisher.com

Life Technologies Suzanne Hatcher	Life Technologies Carol Cox
Phone: 760-268-7912	Phone: 760-603-7208
E-mail: suzanne.hatcher@lifetech.com	E-mail: ir@lifetech.com
Website: www.lifetechnologies.com

Thermo Fisher Scientific to Acquire Life Technologies Corporation

•	Combination Creates an Unrivaled Industry Leader

•	Complementary Technologies Strengthen Innovation Leadership

•	Provides Attractive Financial Returns; Significant, Immediate Adjusted EPS Accretion

WALTHAM, MASS. and CARLSBAD, CALIF. (April 15, 2013) – Thermo Fisher Scientific (NYSE: TMO), the world leader in serving science, and Life Technologies Corporation (NASDAQ: LIFE), a leading life sciences company, have signed a definitive agreement under which Thermo Fisher will acquire Life Technologies for $76.00 in cash per fully diluted common share, or approximately $13.6 billion, plus the assumption of net debt at close ($2.2 billion as of year end 2012).

The transaction, which was approved by both companies’ boards of directors, will create an unrivaled leader in serving research, specialty diagnostics and applied markets. The combination builds on both companies’ technological strengths to accelerate results for life sciences customers working in proteomics, genomics and cell biology.

“We are extremely excited about this transaction because it creates the ultimate partner for our customers and significant value for our shareholders,” said Marc N. Casper, president and chief executive officer of Thermo Fisher Scientific. “The acquisition of Life Technologies enhances all three elements of our growth strategy: technological innovation, a unique customer value proposition and expansion in emerging markets.

“Our customers in research and applied markets will now be able to achieve even higher levels of innovation and productivity by working with the combined company. We’re especially excited about the new opportunities we will have to leverage our complementary offerings, fueled by a shared commitment to continuous innovation. For our shareholders, we expect the transaction to generate attractive financial returns, as well as significant and immediate accretion to our adjusted EPS.”

Gregory T. Lucier, chairman and chief executive officer of Life Technologies, said, “This transaction brings together two companies intent on accelerating innovation for our customers and achieving greater success in a highly competitive global industry. Further, this combination delivers immediate and significant cash value to our stockholders and represents a successful conclusion to the board’s strategic review to enhance stockholder value and develop an even stronger future for Life Technologies. We look forward to joining forces with the outstanding team at Thermo Fisher, which shares our commitment to customers, employees and the communities we serve.”

Casper added, “We look forward to welcoming our new colleagues from Life Technologies to the Thermo Fisher team. Together, we will be in an even stronger position to fulfill our company’s mission, which is to enable our customers to make the world healthier, cleaner and safer.”

Life provides innovative products and services to customers conducting scientific research and genetic analysis, as well as those in applied markets, such as forensics and food safety testing. With 2012 revenues of $3.8 billion, its comprehensive offering includes a broad range of reagents, consumables, instruments and systems. Life’s leading technologies are protected by approximately 5,000 patents and licenses, and it builds on this position through a strong commitment to innovation. Life has an expansive commercial presence and global footprint as well, with more than 10,000 employees serving its customers around the world.

It is expected that Life Technologies’ president and chief operating officer, Mark P. Stevenson, will have a significant leadership role in the combined company. In addition, Thermo Fisher intends to elect a member of the Life Technologies board of directors to the Thermo Fisher board.

Benefits of the Transaction

The acquisition of Life Technologies will create enhanced scale and depth of capabilities for customers working in research, specialty diagnostics and applied markets.

•

Strengthens technology and innovation leadership through complementary offerings that broaden Thermo Fisher’s industry-leading portfolio. Life has an extensive offering of consumables for genomics, and molecular and cell biology. It is well-known for its next-generation sequencing capability, and also has a range of technologies for bioproduction and forensics applications. These strengths, combined with Thermo Fisher’s leading offerings in analytical technologies and specialty diagnostics, create new opportunities to support the convergence of life sciences tools and diagnostics.

•

Creates the ultimate customer partner, enhancing Thermo Fisher’s commercial strength and global reach. Life transacts more than half of its orders online through a highly regarded e-commerce platform. This leading capability, combined with Thermo Fisher’s extensive research and healthcare customer channels, creates a world-class commercial infrastructure. The combined company will also build on its strong foothold in Asia-Pacific, particularly in China, to meet increasing customer demand in life sciences and healthcare.

•

Creates compelling value for shareholders, with attractive financial returns and new growth opportunities. The acquisition of Life presents the opportunity for $275 million of adjusted operating income synergies in year three following the close, consisting of $250 million of cost synergies and $25 million of revenue synergies. In addition, Thermo Fisher expects the transaction to be significantly and immediately accretive to adjusted EPS.

Financing and Approvals

Thermo Fisher will acquire Life for $76.00 in cash per fully diluted common share. The transaction, which is expected to close early in 2014, is subject to a Life shareholder vote and satisfying customary closing conditions, including regulatory approvals. Thermo Fisher has obtained committed bridge financing from J.P. Morgan and Barclays. Of the $13.6 billion of total cash consideration, the company expects the split to be cash and debt of $9.5 to $10.0 billion and equity of up to $4.0 billion. Thermo Fisher expects to maintain an investment-grade rating after the transaction has closed.

Advisors

J.P. Morgan and Barclays are acting as financial advisors to Thermo Fisher, and Wachtell, Lipton, Rosen & Katz and WilmerHale are serving as legal counsel. For Life, Deutsche Bank Securities Inc. and Moelis & Company are serving as financial advisors, and Cravath, Swaine and Moore LLP is serving as legal counsel.

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including adjusted EPS and adjusted operating income, which exclude restructuring and other costs/income and amortization of acquisition-related intangible assets. Adjusted EPS also excludes certain other gains and losses, tax provisions/benefits related to the previous items, benefits from tax credit carryforwards, the impact of significant tax audits or events and discontinued operations. We exclude the above items because they are outside of our normal operations and/or, in certain cases, are difficult to forecast accurately for future periods. We believe that the use of non-GAAP measures helps investors to gain a better understanding of our core operating results and future prospects, consistent with how management measures and forecasts the company’s performance, especially when comparing such results to previous periods or forecasts.

Conference Call and Webcast

Thermo Fisher will host a conference call and webcast at 8:30 a.m. EDT today to provide more information on this announcement. The webcast and accompanying slides can be accessed in the Investors section of www.thermofisher.com. An audio archive of the call will be available in that section of the website until May 15, 2013.

Conference Call Dial-in:	Domestic:	(877) 485-7126

	International:	(724) 924-7001

	Conference ID:	37339744

Replay Dial-in:	Dial-In:	(800) 585-8367 or (404) 537-3406

	Conference ID:	37339744

About Thermo Fisher Scientific

Thermo Fisher Scientific is the world leader in serving science. Our mission is to enable our customers to make the world healthier, cleaner and safer. With revenues of $13 billion, we have approximately 39,000 employees and serve customers within pharmaceutical and biotech companies, hospitals and clinical diagnostic labs, universities, research institutions and government agencies, as well as in environmental and process control industries. We create value for our key stakeholders through three premier brands, Thermo Scientific, Fisher Scientific and Unity Lab Services, which offer a unique combination of innovative technologies, convenient purchasing options and a single solution for laboratory operations management. Our products and services help our customers solve complex analytical challenges, improve patient diagnostics and increase laboratory productivity. Visit www.thermofisher.com.

About Life Technologies

Life Technologies Corporation is a global biotechnology company that is committed to providing the most innovative products and services to leading customers in the fields of scientific research, genetic analysis and applied sciences. With a presence in more than 180 countries, the company’s portfolio of 50,000 end-to-end solutions is secured by more than 5,000 patents and licenses that span the entire biological spectrum – scientific exploration, molecular diagnostics, 21st century forensics, regenerative medicine and agricultural research. Life Technologies has approximately 10,000 employees and had sales of $3.8 billion in 2012.

Safe Harbor Statement

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This presentation contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties relating to: the need to develop new products and adapt to significant technological change; implementation of strategies for improving growth; general economic conditions including economic conditions in the countries in which Thermo Fisher and Life Technologies sell products, and related uncertainties; dependence on customers’ capital spending policies and government funding policies; the effect of exchange rate fluctuations on international operations; the effect of healthcare reform legislation; use and protection of intellectual property; the effect of changes in governmental regulations; and the effect of laws and regulations governing government contracts, as well as the possibility that expected benefits related to the transaction may not materialize as expected; the transaction not being timely completed, if completed at all; prior to the completion of the transaction, Life Technologies’ business experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, licensees, other business partners or governmental entities; difficulty retaining certain key employees; and the parties being unable to successfully implement integration strategies or to achieve expected synergies and operating efficiencies within the expected time-frames or at all. Additional important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in Thermo Fisher’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which is on file with the SEC and available in the “Investors” section of Thermo Fisher’s website under the heading “SEC Filings,” and in Life Technologies’ Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and recent current report on form 8-K, each of which are on file with the SEC and available in the “Investor Relations” section of Life Technologies’ website under the heading “SEC Filings”. While Thermo Fisher or Life Technologies may elect to update forward-looking statements at some point in the future, each of Thermo Fisher and Life Technologies specifically disclaims any obligation to do so, even if estimates change and, therefore, you should not rely on these forward-looking statements as representing either of Thermo Fisher’s or Life Technologies’ respective views as of any date subsequent to today.

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including adjusted EPS, adjusted operating income, adjusted EBITDA, adjusted net income and adjusted ROIC, which exclude restructuring and other costs/income and amortization of acquisition-related intangible assets. Adjusted EPS, adjusted net income and adjusted ROIC also exclude certain other gains and losses, tax provisions/benefits related to the previous items, benefits from tax credit carryforwards, the impact of significant tax audits or events and discontinued operations. We exclude the above items because they are outside of our normal operations and/or, in certain cases, are difficult to forecast accurately for future periods. We also use the non-GAAP measure, free cash flow, which excludes operating cash flows from discontinued operations and deducts net capital expenditures. We believe that the use of non-GAAP measures helps investors to gain a better understanding of our core operating results and future prospects, consistent with how management measures and forecasts the company’s performance, especially when comparing such results to previous periods or forecasts.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Life Technologies by Thermo Fisher. In connection with the proposed acquisition, Life Technologies intends to file relevant materials with the SEC, including Life Technologies’ proxy statement in preliminary and definitive form. Stockholders of Life Technologies are urged to read all relevant documents filed with the SEC, including Life Technologies’ definitive proxy statement, because they will contain important information about the proposed transaction. Investors and security holders are able to obtain the documents (once available) free of charge at the SEC’s web site, http://www.sec.gov, or for free from Life Technologies by contacting (760) 603-7208 or ir@lifetech.com. Such documents are not currently available.

Participants in Solicitation

Thermo Fisher and its directors and executive officers, and Life Technologies and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Life Technologies common stock in respect of the proposed transaction. Information about the directors and executive officers of Thermo Fisher is set forth in its proxy statement for Thermo Fisher’s 2013 Annual Meeting of stockholders, which was filed with the SEC on April 9, 2013. Information about the directors and executive officers of Life Technologies is set forth in the proxy statement for Life Technologies’ 2013 Annual Meeting of stockholders, which was filed with the SEC on March 15, 2013. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the acquisition (once available).

###